UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022

LIVE CURRENT MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 - 10801 Thornmint Rd.
 San Diego, California, United States 92127
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 648-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective November 23, 2022, Live Current Media Inc. (the "Company") the Company entered into an Agreement and Plan of Reorganization (the "Guru Agreement") with Guru Experience, Co. ("Guru"), Guru Acquisition Inc., the Company's wholly owned subsidiary formed for the purpose of completing the acquisition of Guru ("LIVC Sub") and certain stockholders of Guru, whereby the Company agreed to acquire all of the outstanding shares of Guru.  Closing of the acquisition of Guru as set forth in the Guru Agreement was completed on November 23, 2022.

Pursuant to the terms of the Guru Agreement, LIVC Sub merged with and Guru, with Guru continuing as the surviving corporation (the "Guru Acquisition").  Upon completion of the Guru Acquisition, all of the outstanding shares in the capital stock of Guru were cancelled without payment of any additional consideration thereon and 100 shares in the common stock of Guru were issued to the Company.

Concurrent with the entry into the Guru Agreement and completion of the Guru Acquisition, the Company entered into a Note Cancellation Agreement (the "Note Cancellation Agreement") with the holders (the "Guru Note Holders") of certain convertible promissory notes of Guru (the "Guru Notes") having an aggregate principal amount of $675,000.  Pursuant to the terms of the Note Cancellation Agreement, the Company has agreed to issue to the Guru Note Holders an aggregate of 3,000,000 shares of the Company's common stock (the "Company Shares") as satisfaction in full of the amounts owing under the Guru Notes. Issuance of the Company Shares is conditional upon the Guru Note Holders entering into lock up agreements with the Company, pursuant to which the Guru Note Holders will agree not to sell or otherwise transfer the shares of the Company issued to them pursuant to the Note Cancellation Agreement for a period of six months following the completion of the Guru Acquisition.

The above description of the terms and conditions of the Guru Agreement, the Guru Acquisition and the Note Cancellation Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Guru Agreement and the Note Cancellation Agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.  A copy of the Company's news release regarding the Guru Acquisition is attached as an exhibit to this report.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the completion of the Guru Acquisition, Live Current Media Inc. (the "Company") agreed to issue an aggregate of 3,000,000 shares of the Company's common stock (the "Company Shares").  The Company Shares will be issue in consideration for the cancellation of certain convertible promissory notes issued by Guru Experience, Co. ("Guru") having aggregate principal amounts totaling $675,000.

The Company Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Rule 506 of Regulation D under the Securities Act on the basis of representations provided by each of the Guru Note Holders that they are accredited investors as that term is defined in Rule 502 of Regulation D under the Securities Act. The offer and sale of the Company Shares has not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act, and in each case in compliance with applicable state securities laws.

ITEM 7.01 REGULATION FD DISCLOSURE

On November 24, 2022, the Company issued a press release announcing the purchase of Guru Experience Co.

A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit

10.1	Agreement and Plan of Reorganization dated November 23, 2022 between and among Guru Experience, Co. ("Guru"), Live Current Media, Inc., Guru Acquisition Inc. and certain stockholders of Guru.*

10.2	Note Cancellation Agreement dated November 23, 2022 between and among Guru Experience, Co. ("Guru"), Live Current Media, Inc. and certain note holders of Guru.

99.1	News Release dated November 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Portions of this exhibit have been omitted because it is both not material and of the type the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

Date: January 4, 2023	By:	/s/ Steve Smith
Steve Smith
Chief Financial Officer